UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Altria Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed: April 9, 2015

Vote by Internet
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• Or scan the QR Code that appears to the right with your smartphone
• Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Altria Group, Inc. 2015 Annual Meeting of Shareholders to be Held on May 20, 2015

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view the proxy materials, you can also vote your shares.

Step 1: Go to www.investorvote.com/altria

Step 2: Click the button(s) on the right side of the screen to view the proxy materials

Step 3: Return to the previous screen and follow the instructions on the screen to log in

Step 4: Make your selection as instructed on each screen to select delivery preferences and Vote

When you go online, you can also help the environment by consenting to receive electronic delivery of future meeting materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 10, 2015 to facilitate timely delivery.

Shareholder Meeting Notice

The Altria Group, Inc. 2015 Annual Meeting of Shareholders will be held on Wednesday, May 20, 2015 at the Greater Richmond Convention Center, 403 North 3rd Street, Richmond, Virginia, at 9:00 a.m., Eastern Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.	Election of Directors:	01 - Gerald L. Baliles	07 - Debra J. Kelly-Ennis
		02 - Martin J. Barrington	08 - W. Leo Kiely III
		03 - John T. Casteen III	09 - Kathryn B. McQuade
		04 - Dinyar S. Devitre	10 - George Muñoz
		05 - Thomas F. Farrell II	11 - Nabil Y. Sakkab
06 - Thomas W. Jones

2.	Approval of the 2015 Performance Incentive Plan

3.	Approval of the 2015 Stock Compensation Plan for Non-Employee Directors

4.	Ratification of the Selection of Independent Registered Public Accounting Firm

5.	Non-Binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The Board of Directors recommends that you vote AGAINST the following proposals:

6.	Shareholder Proposal - Policy on Migrant Labor in the Tobacco Supply Chain

7.	Shareholder Proposal - Preparation of Health Effect and Cessation Materials for Poor and Less Formally Educated Tobacco Consumers

8.	Shareholder Proposal - Report on Actions Taken to Reduce the Risk of Green Tobacco Sickness

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials which will include a proxy card.

Admission and Directions to the Altria Group, Inc. 2015 Annual Meeting of Shareholders

Admission

In order to attend the 2015 Annual Meeting of Shareholders, you must submit a written request for an admission ticket. To request an admission ticket, please follow the instructions set forth in the Proxy Statement in response to Question 16.

Directions

Directions to the Altria Group, Inc. 2015 Annual Meeting of Shareholders will be included in your admission packet. Directions also can be found at www.richmondcenter.com/parking-directions.html

Obtaining a Copy of the Proxy Materials — If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy on or before May 10, 2015 to facilitate timely delivery.
PLEASE NOTE: You must use the set of numbers located in the shaded bar on the front side of this notice when requesting a set of proxy materials.

Telephone — Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the proxy materials by mail for the 2015 Annual Meeting of Shareholders. You can also submit your preference to receive paper or e-mail delivery of future meeting materials.

Internet — Go to www.investorvote.com/altria. Follow the instructions to log in and order a paper or e-mail copy of the proxy materials for the 2015 Annual Meeting of Shareholders. You can also submit your preference to receive paper or e-mail delivery of future meeting materials.

E-mail — Send an e-mail to investorvote@computershare.com with “Proxy Materials Altria Group, Inc.” in the subject line. Include in the message your full name and address, plus the set of numbers located in the shaded bar on the front of this notice, and state in the e-mail that you want a paper copy of the proxy materials for the 2015 Annual Meeting of Shareholders. You can also state your preference to receive paper or e-mail delivery of future meeting materials.

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